SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) September 22, 2005
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)
(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On September 22, 2005, ProLogis amended the Special Equity Agreements with each of K. Dane Brooksher and Irving F. Lyons III to clarify that Messrs. Brooksher and Lyons are restricted from serving on the board of directors or trustees of an industrial real estate investment trust, rather than any real estate investment trust, with a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. All other provisions of the Special Equity Agreements remain unchanged. A copy of the amendments to the Special Equity Agreements are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.
Item 8.01. Other Events.
     On September 22, 2005, ProLogis’ Board of Trustees appointed Christine Garvey as a member of ProLogis’ audit committee.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Special Equity Agreement dated as of March 5, 2003 by and between ProLogis and K. Dane Brooksher, entered into as of September 22, 2005.

10.2	First Amendment to the Special Equity Agreement dated as of March 5, 2003 by and between ProLogis and Irving F. Lyons III, entered into as of September 22, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
September 26, 2005	By:	/s/ Walter C. Rakowich
		Name:	Walter C. Rakowich
		Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to the Amended and Restated Special Equity Agreement dated as of March 5, 2003 by and between ProLogis and K. Dane Brooksher, entered into as of September 22, 2005.

10.2	First Amendment to the Special Equity Agreement dated as of March 5, 2003 by and between ProLogis and Irving F. Lyons III, entered into as of September 22, 2005.